Exhibit 99.1

PROXY

FINTECH ACQUISITION CORP. V

2929 Arch Street, Suite 1703

Philadelphia, PA 19104-2870

(215) 701-9555

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING

OF STOCKHOLDERS OF FINTECH ACQUISITION CORP. V

TO BE HELD ON

NOVEMBER       , 2021

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice and Proxy Statement (the “Proxy Statement”), and hereby appoints Daniel G. Cohen and Douglas Listman, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “Special Meeting”) of the stockholders of Fintech Acquisition Corp. V (the “Company”) to be held virtually on November         , 2021, at                Eastern Time, accessible at www.cstproxy.com/fintechacquisitioncorpv/sm2021, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein have the meanings assigned to such capitalized terms in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on November        , 2021, at                Eastern Time: The notice of special meeting and the accompanying proxy statement/prospectus are available at www.cstproxy.com/fintechacquisitioncorpv/sm2021.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 and 4, IF PRESENTED.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE MERGER PROPOSAL), “FOR” PROPOSAL 2 (THE NEW CHARTER PROPOSAL), “FOR” PROPOSAL 3 (THE MATERIAL DIFFERENCES CHARTER PROPOSAL), AND “FOR” PROPOSAL 4 (THE ADJOURNMENT PROPOSAL).

each of The MERGER Proposal, the NEW CHARTER proposal AND the MATERIAL DIFFERENCES CHARTER proposal is CROSS-conditioned on the approval of EACH other SUCH proposal. the Adjournment Proposal is NOT conditioned on the approval of any other proposal set forth in the proxy statement. IF any of The MERGER Proposal, the NEW CHARTER proposal OR the MATERIAL DIFFERENCES CHARTER proposal is not approved, then the MERGER will not be consummated.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PROXY

ALL STOCKHOLDERS:

1.	The Merger Proposal— To consider and vote upon a proposal to approve and adopt the merger agreement, a copy of which is attached to the Proxy Statement as Annex A, and the merger of Buttonwood Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of eToro with and into FTV, with FTV surviving the merger as a wholly-owned subsidiary of eToro, including the amendment and restatement of the FTV certificate of incorporation in the merger	FOR ☐	AGAINST ☐	ABSTAIN ☐

Intention to Exercise Redemption Rights — If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the proxy statement/prospectus under the heading “Special Meeting of FTV Stockholders—Redemption Rights.”	REDEMPTION RIGHTS ☐

3.	The Material Differences Charter Proposal— To consider and vote upon a proposal to approve the material differences between FTV’s existing certificate of incorporation and the eToro A&R articles to be effective upon the consummation of the merger, a copy of which is attached to the Proxy Statement as Annex C.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	The Adjournment Proposal— To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt the merger proposal, new charter proposal and material differences charter proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

SOLELY FOR HOLDERS OF FTV CLASS B STOCK

2.	The New Charter Proposal— To consider and vote upon a proposal to approve the amendment and restatement of the FTV certificate of incorporation in the merger, a copy of which is attached to the Proxy Statement as Annex B.	FOR ☐	AGAINST ☐	ABSTAIN ☐

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated:

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.